UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 19, 2006

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 19, 2006, GKK Manager LLC (the “Manager”), a majority-owned subsidiary of SL Green Realty Corp. (the “Company”), entered into an Amended and Restated Management Agreement (the “Amended Management Agreement”) with Gramercy Capital Corp. (“Gramercy”) and GKK Capital LP (the “GKK LP”). Gramercy is externally managed and advised by the Manager and the Company owns approximately 25% of the outstanding shares of Gramercy’s common stock.

The Amended Management Agreement generally contains the same terms and conditions as the Management Agreement dated August 2, 2004 except for the following material changes: (i) extends the term of the agreement through December 31, 2009, with automatic one year renewals; (ii) eliminates the 50% reduction in the termination fee if Gramercy becomes self-managed and clarifies that in connection with an internalization of the Manager, the only consideration to be paid to the Manager will be pursuant to a separate agreement between the Manager and Gramercy; and (iii) includes in the definition of “Stockholders Equity” (a) trust preferred securities and (b) other securities that do not constitute indebtedness on the balance sheet in accordance with GAAP.

In addition, the Amended Management Agreement provides that in connection with formations of collateralized debt obligations or other securitization vehicles (collectively, “CDOs”), if a collateral manager is retained, the Manager or an affiliate will be the collateral manager and will receive the following fees: (i) 0.25% per annum of the book value of the assets owned for transitional “managed” CDOs, (ii) 0.15% per annum of the book value of the assets owned for non-transitional “managed” CDOs, (iii) 0.10% per annum of the book value of the assets owned for static CDOs that own primarily non-investment grade bonds, and (iv) 0.05% per annum of the book value of the assets owned for static CDOs that own primarily investment grade bonds; limited in each instance by the fees that are paid to the collateral manager. The balance of the fees paid by the CDO for collateral management services are paid over to Gramercy.

On April 19, 2006, SL Green Operating Partnership, L.P., a majority-owned subsidiary of the Company (“SL Green OP” and, with the Company and its subsidiaries, the “SL Green Entities”) also entered into an Amended and Restated Origination Agreement (the “Amended Origination Agreement”) with Gramercy. The Amended Origination Agreement generally contains the same terms and conditions as the Origination Agreement between Gramercy and SL Green OP dated August 2, 2004, except for the following material changes: (i) provides Gramercy with a right of first offer with respect to fixed income investments or preferred equity investments that any SL Green Entity owns, subject to limited exceptions; (ii) clarifies that the pre-emptive rights of the Company apply to limited partnership units of GKK LP (“Units”) and other securities of Gramercy convertible into common stock of Gramercy or Units and extends such rights to issuances by Gramercy in any private or public offering, any merger, consolidation or similar business combination transaction or any sale of all or substantially all of the assets of Gramercy, and obligates Gramercy to obtain stockholder approval for these preemptive rights every five years; and (iii) confirms the right of the SL Green Entities to retain investments owned by companies or businesses that are acquired by SL Green Entities, but precludes the Company from acquiring companies or businesses engaged primarily in Gramercy’s primary business activities.

In connection with the management services that the Manager provides to Gramercy and GKK LP, the Manager engaged SLG Gramercy Services LLC, a wholly-owned affiliate of the Company, to manage and service certain assets of Gramercy pursuant to an Asset Servicing Agreement. On April 19, 2006, the Manager and SLG Gramercy Services LLC entered into an Amended and Restated Asset Servicing Agreement (the “Amended Asset Servicing Agreement”), which reduces the asset servicing fee to 0.05% per annum of the book value of the assets for all credit tenant lease assets and for non-investment grade bonds, but keeps the asset servicing fee at 0.15% per annum of the book value of the assets for all other assets.

The foregoing is a summary of the terms of the Amended Management Agreement, Amended Origination Agreement and Amended Asset Servicing Agreement. Certain additional changes not described herein were made to these agreements. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements, copies of which are attached hereto and incorporated herein by reference.

Item 2.02.              Results of Operations and Financial Condition

Following the issuance of a press release on April 24, 2006 announcing the Company’s results for the first quarter ended March 31, 2006, the Company intends to make available supplemental information regarding the Company’s operations that is too voluminous for a press release. The Company is attaching the press release as Exhibit 99.1 and the supplemental package as Exhibit 99.2 to this Current Report on Form 8-K.

The information (including exhibits 99.1 and 99.2) being furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.              Regulation FD Disclosure

As discussed in Item 2.02 above, on April 24, 2006, the Company issued a press release announcing its results for the first quarter ended March 31, 2006.

The information being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events

On April 25, 2006, the Company announced that it had entered into an agreement to acquire the fee interest in 609 Fifth Avenue – a mixed-use property that includes New York City’s American Girl Store and approximately 100,000 square feet of Class A office space – for $182 million. This transaction represents a conversion of another SL Green structured-finance investment into a wholly-owned asset. The transaction, which is subject to customary closing conditions, is expected to close in the second quarter of 2006.

In January 2006, the Company, in a joint venture with Jeff Sutton, acquired the fee interests in two adjoining retail buildings at 25-27 and 29 West 34th Street for an aggregate purchase price of $30.0 million. The buildings comprise approximately 50,900 rentable square feet. We own 50% of the equity in the joint venture. The Company also owns the adjacent property at 21 West 34th Street.

On April 25, 2006, the Company announced that it had entered into an agreement to sell the properties located at 286 Madison Avenue and 290 Madison Avenue for approximately $63.0 million. The transaction, which is subject to customary closing conditions, is expected to close in the second quarter of 2006.

A copy of the press releases announcing these transactions are attached hereto as Exhibit 99.3 and 99.4 and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c)                                  Exhibits

10.1	Amended Management Agreement.
10.2	Amended Origination Agreement.
10.3	Amended Asset Servicing Agreement.
99.1	Press Release regarding first quarter earnings.
99.2	Supplemental package.
99.3	Press release regarding agreement to acquire the property located at 609 Fifth Avenue and the closing of the acquisition of the properties located at 25-27 West 34th Street and 29 West 34th Street.
99.4	Press release regarding entering of an agreement to sell 286 Madison Avenue and 290 Madison Avenue.

NON-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company presents earnings before interest, taxes, depreciation and amortization (EBITDA) because the Company believes that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2005, the Company determines net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues. Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

Debt to Market Capitalization Ratio

The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value. The Company’s estimated market value is based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity. This ratio is presented on a consolidated basis and a combined basis. The combined debt to market capitalization includes the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture debt. The Company believes this ratio may provide investors with another measure of the Company’s current leverage position. The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, this may not be comparable to other REITs that do not compute in the same manner. The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.

Coverage Ratios

The Company presents fixed charge and interest coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income. These coverage ratios are provided on both a consolidated and combined basis. The combined coverage ratios include the Company’s pro-rata share of off-balance sheet (unconsolidated) joint venture fixed charges and cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/S/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  April 25, 2006